                                                                 EXHIBIT 10.24.2

                        FIRST AMENDMENT TO OFFICE LEASE
                        -------------------------------

          This FIRST AMENDMENT TO OFFICE LEASE ("FIRST AMENDMENT") is made and entered into effective as of March 31, 1999, by and between WHLNF REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("LANDLORD"), and REALSELECT, INC., a Delaware corporation ("TENANT").

                               R E C I T A L S:
                               - - - - - - - -

          A. Landlord and Tenant entered into that certain Office Lease dated as of September 18, 1998 (the "Lease"), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, 34,324 rentable and 32,338 usable square feet of space within the building located at 225 West Hillcrest, Thousand Oaks, California (the "BUILDING"), consisting of (i) 18,681 rentable and 17,600 usable square feet of space located on the east wing of the ground floor of the Building and (ii) 15,643 rentable and 14,738 usable square feet of space located on the east wing of the second (2nd) floor of the Building, as further described in the Lease (the "ORIGINAL PREMISES").

          B. Landlord and Tenant now desire to amend the Lease in certain respects, including to (i) expand the Original Premises to include those certain premises consisting of approximately 8,000 rentable and 7,175 usable square feet of space located on the first floor of the tower of the Building, as depicted on Exhibit A attached hereto (the "EXPANSION SPACE"), (ii) expand the Premises to include approximately 8,274 rentable and 7,421 usable square feet of space located on the first floor of the tower of the Building as depicted on Exhibit A attached hereto (the "MUST-TAKE SPACE"), and (iii) otherwise modify the Lease, all upon the terms and conditions set forth in this First Amendment. The Expansion Space and the Must-Take Space are sometimes referred to herein collectively as the "NEW SPACE."

          NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Capitalized Terms. Except as otherwise expressly provided herein
              -----------------
to the contrary, all capitalized terms used in this First Amendment shall have the same meanings given such terms in the Lease.

          2.  Addition of New Space. Commencing on the date (the "NEW SPACE
              ---------------------
COMMENCEMENT DATE") which is thirty (30) days after the first to occur of (i) the date upon which Tenant commences business operations in the Expansion Space or Must-Take Space or (ii) the date of Substantial Completion (as such term is defined in Section 3 of the Tenant Work Letter attached hereto as Exhibit B) of the New Space, the Original Premises shall be expanded to include the New Space for a term coterminous with the Lease Term for the Original Premises, and leased on the same terms and conditions set forth in the Lease, subject to the modifications set forth in this First Amendment, and the "PREMISES" shall mean the Original Premises and the New Space, unless otherwise specified herein. The New Space Commencement Date is anticipated to be June 1, 1999. Tenant shall have the right to occupy all or portion of the New Space prior to the New Space Commencement Date, but in no event prior to May 1, 1999 (the "BENEFICIAL OCCUPANCY PERIOD"), provided that (i) a temporary certificate of occupancy (or its equivalent) shall have been issued by the appropriate governmental authorities for each such portion of the New Space to be occupied, and (ii) all of the terms and conditions of the Lease, as amended hereby, shall apply during the Beneficial Occupancy Period as though the New Space Commencement Date had occurred (although the New Space Commencement Date shall not actually occur until the date set forth in this Section 2 above) upon such occupancy of all or a portion of the New Space by Tenant; provided that, during the Beneficial Occupancy Period, Tenant shall not be obligated to pay any Base Rent or Direct Expenses for the New Space so occupied by Tenant.

          3.  Tenant Improvements. Except as expressly set forth in this First
              -------------------
Amendment and in the Tenant Work Letter, (i) Tenant shall occupy the New Space in its current "AS IS" condition without any obligation on Landlord's part to construct or to pay for any tenant improvements or refurbishment work in the New Space subject only to
(A) any latent defects in the New Space which could not have been discovered by Tenant with the exercise of reasonable diligence, and (B) the completion of any work which is to be performed by Landlord in the New Space or the Building pursuant to the Tenant Work Letter, and (ii) Tenant shall be solely responsible, at its sole cost and expense, for constructing any and all alterations and refurbishment work for the New Space pursuant to and in accordance with the provisions of Article 8 of the Lease, it being agreed to by the parties that all provisions of the Original Lease (including the Tenant Work Letter attached thereto as Exhibit B) which require Landlord to construct, pay for or provide an allowance for any tenant improvements or refurbishment work shall not apply to the New Space.

          4.   Base Rent.  From and after the New Space Commencement Date and
               ---------
continuing through the initial Lease Term, the Base Rent payable by Tenant for the New Space shall be as set forth in the following schedule. From the New Space Commencement Date through October 31, 1999 (the "MUST-TAKE ABATEMENT PERIOD"), the monthly installment of Base Rent is calculated based upon the rentable square footage of the Expansion Space only because Tenant is not obligated to pay Base Rent for the Must-Take Space during such period. From November 1, 1999 through the expiration of the Lease Term, the monthly installments of Base Rent are calculated based upon the rentable square footage of the Expansion Space and of the Must-Take Space.

                                                                   Rentable Square
                              Monthly         Monthly Rental           Footage
Months of Lease Term        Installment      Rate per Rentable     on Which Base
  for the New Space          of Base Rent       Square Foot        Rent is Based
  -----------------          ------------       -----------        -------------
1 - 10/31/99                  $15,360.00            $1.92                8,000
11/1/99 - Month 19            $31,246.08            $1.92               16,274
Months 20 - 31                $32,873.48            $2.02               16,274
Month 32 - Expiration         $34,500.88            $2.12               16,274
of Lease Term

          5.  Advance Month's Tenant Share of Rent.  Concurrently with Tenant's
              ------------------------------------
execution of this First Amendment, Tenant shall pay to Landlord the amount of $31,246.08 which shall represent the first (1st) month's installment of Base Rent for the Expansion Space and the November, 1999 installment of Base Rent for the Must-Take Space.

          6.  Security Deposit. Concurrently with Tenant's execution of this
              ----------------
First Amendment, Tenant shall deposit with Landlord the amount of $34,500.88 as an increase to and as part of the Security Deposit which shall be held by Landlord pursuant to the terms and conditions of Article 20 of the Lease.

          7.  Tenant's Share of Direct Expenses. On the New Space Commencement
              ---------------------------------
Date and continuing through the expiration of the Lease Term, Tenant's Share of Direct Expenses shall be increased by 10.34% (i.e., 5.08% for the Expansion Space and 5.26% for the Must-Take Space) to 32.14% to reflect the addition of the New Space to the Original Premises; provided, however, for the first twelve
(12) months of the initial Lease Term for the New Space, Tenant shall have no obligation to pay Tenant's Share of Direct Expenses for the New Space. The Base Year for the New Space shall be same as the Base Year for the Original Premises (i.e., calendar year 1999).

          8.  Parking. From and after the New Space Commencement Date and
              -------
continuing through the expiration of the Lease Term, Tenant shall have the right to use an additional four (4) parking spaces for every 1,000 usable square feet of space in the Expansion Space, subject to the terms and conditions of Article 23 of the Lease; provided, however, that up to five percent (5%) of such spaces shall be reserved and the remainder shall be unreserved. From and after November 1, 1999 and continuing through the expiration of the Lease Term, Tenant shall have the right to use an additional four (4) parking spaces for every 1,000 usable square feet of space in the Must-Take Space (the "MUST-TAKE SPACES"), subject to the terms and conditions of Article 23 of the Lease; provided, however, that up to five percent (5%) of such spaces shall be reserved and the remainder shall be unreserved. Tenant may use the Must-Take Spaces upon Tenant's commencement of business operations in the Must-Take Space; provided, however, prior to November 1, 1999, Tenant's use of the Must-Take Spaces shall be subject to availability.

          9.    Right of First Offer. Section 1.4 of the Lease is hereby deleted
                --------------------
in its entirety and replaced with the following:

          "1.4  Right of First Offer.  During the initial Lease Term, Tenant
                --------------------
shall have the one-time right of first offer to lease one (1) full floor of either floors 3, 4 or 5 of the Building (the "FIRST OFFER SPACE ") when such full floor becomes available for lease as provided hereinbelow; if more than one of such full floors becomes available at the same time, the First Offer Space shall consist of one (1) such full floors as shall be designated by Landlord, in its sole discretion, in Landlord's First Offer Notice (as defined below). Notwithstanding the foregoing, if less than two (2) years remain in the initial Lease Term at the time of Landlord's delivery of the First Offer Notice, Tenant shall not have such right of first offer to lease the First Offer Space identified in such First Offer Notice unless Tenant has either previously exercised its extension option pursuant to the Extension Option Rider or exercises such option concurrently with Tenant's delivery of Tenant's Election Notice (as defined below). Tenant's right of first offer shall be upon the terms and conditions set forth in this Section 1.4. Notwithstanding anything to the contrary contained in this Section 1.4, Tenant's right of first offer contained in this Section 1.4 shall be subject and subordinate to (A) any leases of the First Offer Space which, as of the date of execution of this Lease, have been fully executed by Landlord and the tenants therein (the "INITIAL LEASES"), (B) all expansion, first offer and similar rights currently provided to the tenants in the Initial Leases and (C) renewals of the Initial Leases, whether or not such renewals are pursuant to an express written provision in such leases and regardless of whether any such renewals are consummated pursuant to new leases or lease amendments (collectively, the "SUPERIOR RIGHTS"). In addition, Tenant shall have no right of first offer, and Landlord shall not be obligated to deliver to Tenant a First Offer Notice, with respect to less than an entire full floor of space, if less than a full floor becomes available for lease at any time.

           1.4.1 Procedure for Offer.  Landlord shall give Tenant written notice
                 -------------------
(the "FIRST OFFER NOTICE") that the First Offer Space shall or has become available for lease by Tenant pursuant to the terms of Tenant's right of first offer, as set forth in this Section 1.4, provided that no holder of the Superior Rights desires to lease all or any portion of such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant such available First Offer Space for a term coterminous with the Lease Term. The First Offer Notice shall describe the space so offered to Tenant, including, without limitation, Landlord's determination of the rentable square footage thereof as calculated pursuant to Landlord's standard rentable area measurements for the Building which shall be consistent with the measurement standards used for the initial Premises, and shall also set forth Landlord's determination of the "FIRST OFFER RENT," as that term is defined in Section 1.4.3 below, and the other terms upon which Landlord is willing to lease such space to Tenant.

           1.4.2 Procedure for Acceptance.  If Tenant wishes to exercise
                 ------------------------
Tenant's right of first offer with respect to the applicable full floor First Offer Space described in the First Offer Notice, then within ten (10) business days of Tenant's receipt of the applicable First Offer Notice, Tenant shall deliver written notice to Landlord ("TENANT'S ELECTION NOTICE") pursuant to which Tenant shall elect either to: (i) lease the entire First Offer Space described in the First Offer Notice at the First Offer Rent and upon the terms contained in such notice; or (ii) refuse to lease the First Offer Space, specifying that Tenant is not interested in exercising its right of first offer for such First Offer Space, in which event Tenant's right of first offer contained in this Section 1.4 shall terminate and be of no further force or effect and Landlord shall be free to lease the First Offer Space or any portion thereof to anyone to whom Landlord desires on any terms Landlord desires. If Tenant does not notify Landlord of its election of any of the options in clauses
(i) or (ii) hereinabove, Tenant shall be deemed to have elected the option in clause (ii).

           1.4.3  First Offer Space Rent.  The Rent payable by Tenant for the
                  ----------------------
First Offer Space (the "FIRST OFFER RENT") shall be equal to the Fair Market Rental Rate for the First Offer Space, as defined in the Extension Option Rider attached hereto. Concurrent with Tenant's delivery of Tenant's Election Notice exercising such right of first offer, Tenant may object in writing to Landlord's determination of the Fair Market Rental Rate set forth in Landlord First Offer Notice, in which case the Fair Market Rental Rate shall be determined in accordance with the appraisal procedures set forth in Section 4 of the Extension Option Rider. If Tenant does not timely object in writing to Landlord's determination of the Fair Market Rental Rate, then Tenant shall be deemed to have rejected such determination and the appraisal procedures in Section 4 of the Extension Option Rider shall apply.

           1.4.4  Construction In First Offer Space.  If Tenant leases the First
                  ---------------------------------
Offer Space pursuant to the terms of this Section 1.4, Tenant shall take the First Offer Space in its "as is" condition as of the date of delivery of such space by Landlord to Tenant, subject to Landlord's construction of any initial improvements in such First Offer Space and providing a tenant improvement allowance to construct such improvements to the extent, if any, included in the definition of "FIRST OFFER RENT", as set forth in Section 1.4.3.


           1.4.5  Amendment to Lease.  If Tenant timely exercises Tenant's right
                  ------------------
to lease the First Offer Space as set forth herein, Landlord and Tenant shall within fifteen (15) business days thereafter execute an amendment to the Lease memorializing Tenant's lease for such First Offer Space upon the terms and conditions set forth in this Section 1.4. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of such First Offer Space to Tenant with the initial tenant improvements therefor to be constructed by Landlord, if any, substantially completed and a certificate or temporary certificate of occupancy (or its equivalent) has been issued permitting occupancy of such First Offer Space (the "FIRST OFFER COMMENCEMENT DATE") and terminate coterminous with the termination of the Lease Term, as such may be extended pursuant to this Lease.

          1.4.6   Suspension of Right of First Offer.  At Landlord's option, in
                  ----------------------------------
addition to its other remedies under this Lease, Tenant shall not have the right to lease the First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of such right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease beyond any applicable notice and cure periods. In addition, and notwithstanding anything to the contrary contained in this Section 1.4, the right to lease the First Offer Space contained in this Section 1.4 shall be personal to the original Tenant executing this Lease and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to
Section 14.7 below, and may only be exercised by the original Tenant or such Affiliate assignee, as the case may be (but not by any other assignee, sublessee or other transferee of Tenant's interest in this Lease or the Premises, or any part thereof) if, at the time of the attempted exercise of such right of first offer, the original Tenant or such Affiliate assignee, as the case may be, is in physical occupancy and possession of at least eighty percent (80%) of the Premises then leased by Tenant under this Lease."

     10.  Emergency Generator.  Landlord and Tenant hereby memorialize that
          -------------------
the monthly installment of the amount payable by Tenant in connection with the acquisition and installation of the Emergency Generator pursuant to Section 6.7 of the Original Lease is $1,799.30.

     11.  Affiliated Transfers.  Landlord understands that Tenant may elect to
          --------------------
merge the corporate entities of RealSelect and NetSelect as one corporation. Provided such merger does not significantly diminish the assets held by the two corporations separately, and such merger and assignment of the Lease in connection therewith satisfies all of the conditions set forth in Sections
14.7.1 through 14.7.5 of the Lease, Landlord agrees that any such merger shall not constitute a Transfer as defined in Article 14 of the Lease, and will not, among other things, require the consent of Landlord.

     12.  Monument Sign.  Landlord agrees and understands that while the Lease
          -------------
specifically states in Section 24.8.2 that only the name "RealSelect" can be displayed on the Monument Sign, Tenant will have the right to substitute a different name in lieu thereof to reflect a change in Tenant's company name or a d/b/a. However, any such name change shall be subject to Landlord's reasonable prior approval, although Landlord hereby approves the name change on the Monument Sign to "Realtor.com". In addition, to the extent that the original Tenant executing this First Amendment, and/or any Affiliate to which Tenant's interest in the Lease, as amended hereby, or interest in the Premises has been assigned or sublet, continues to lease and occupy pursuant to the Lease, as amended hereby, in the aggregate at least 45,000 rentable square feet of space in the Building, Tenant shall have the non-exclusive right to have its name displayed in a "preferred" manner on the Monument Sign, the exact location and specifications of which shall be mutually and reasonably agreed upon by Landlord and Tenant.

     13.  New Letter of Credit.  Tenant shall deliver to Landlord a replacement
          --------------------
letter of credit (the "NEW LETTER OF CREDIT"), which shall replace the Letter of Credit (as defined in the LC Rider attached to the Lease). Once Tenant delivers the New Letter of Credit to Landlord, the New Letter of Credit shall be subject to all of the terms and conditions set forth in the LC Rider, except as amended by this Section 13, provided that all references to the Letter of Credit in the LC Rider shall be deemed to refer to the New Letter of Credit. Subject to the terms of this Section 13 below, the amount of the New Letter of Credit (the "NEW LC AMOUNT") shall be $370,000.00, and the New Letter of Credit shall be delivered to Landlord no later than (i) the date which is sixty (60) days after Tenant's execution of this First Amendment if, as of such date, Tenant has not delivered to Landlord evidence satisfactory to Landlord that Tenant has received at least $7,000,000.00 of private funding for Tenant (the "PRIVATE FUNDING"), or
(ii) September 30, 1999 if, as of the date which is sixty (60) days after Tenant's execution of this First Amendment, Tenant has delivered to Landlord evidence satisfactory to Landlord that Tenant has received the Private Funding. In the event that Tenant successfully completes an initial public offering of stock in Tenant through the New York Stock Exchange or other nationally recognized stock exchange, then (A) notwithstanding the foregoing provisions of this Section 13, if Tenant has not yet delivered the New Letter of Credit to Landlord pursuant to the terms of this Section 13, provided Tenant has delivered evidence to Landlord of such initial public offering, the New Letter of Credit to be delivered by Tenant to Landlord in accordance with the terms of this
Section 13 shall have a New LC Amount of $160,000.00, and (B) if Tenant has already delivered the New Letter of Credit to Landlord pursuant to the terms of this Section 13, then the New Letter of Credit delivered by Tenant to Landlord shall be reduced by $210,000.00 (such that the remaining New LC Amount shall be $160,000.00) upon the date which is fifteen (15) days after Tenant requests such reduction and delivers to Landlord evidence of such initial public offering. Any such reduction in the New LC Amount shall be accomplished through amendment or replacement of the New Letter of Credit to be provided by Tenant to Landlord at Tenant's sole cost and expense. Once Tenant delivers the New Letter of Credit to Landlord in accordance with the terms of this Section 13, the provisions of Paragraph 5(a) of the LC Rider and the phrase "whether or not the LC Amount has been reduced pursuant to the provisions of Paragraph 5(a) above" contained in Paragraph 5(b) of the LC Rider shall be deleted in their entirety and shall be of no further force or effect. All references in the LC Rider to the LC Amount shall, for purposes of the New Letter of Credit, be deemed to refer to the New LC Amount.

     14.  Brokers.  Landlord and Tenant hereby represent and warrant to each
          -------
other that they have not dealt with any real estate broker or agent in connection with the negotiation of this First Amendment other than Grubb & Ellis (the "BROKER"), which Broker shall be paid a brokerage commission in connection with this First Amendment pursuant to a separate agreement between and/or among Landlord and the Broker. Each party shall indemnify, defend and hold the other harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorney's fees) with respect to any leasing commission, compensation or fees claimed by any other broker or agent in connection with this First Amendment or its negotiation by reason of any act of the indemnifying party.

     15.  No Further Modification.  Except as set forth in this First Amendment,
          -----------------------
all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this First Amendment has been entered into as of the day and year first above written.

"Landlord"                                               "Tenant"
WHLNF REAL ESTATE LIMITED PARTNERSHIP,                   REALSELECT, INC.,
a Delaware  limited partnership                          a Delaware corporation

By:  Legacy Partners Commercial, Inc., a Texas           By: /s/ John Giesecke
     corporation, as manager and agent for Landlord          ----------------------------------------------
                                                         Name: John Giesecke
                                                              ---------------------------------------------
                                                             Its: Chief Financial Officer & Corp. Secretary
                                                                 ------------------------------------------

     By:  /s/ D. Allen Palmer                            By: /s/ Richard Janssen
          ---------------------------------                  ----------------------------------------------
          Name: D. Allen Palmer                              Name: Richard Janssen
          Its:  Senior Vice President                             -----------------------------------------
                                                             Its: President
                                                                 ------------------------------------------

                                   EXHIBIT A

                           FLOOR PLAN FOR NEW SPACE
                           ------------------------


                              EXHIBIT A - Page 1

                                   EXHIBIT B

                              TENANT WORK LETTER
                              ------------------

     Tenant acknowledges and agrees that the New Space has previously been constructed including interior tenant improvements therein, and is satisfactory and shall be accepted by Tenant in its "AS IS" condition as of the date of execution of this First Amendment and on the New Space Commencement Date; provided, however, that Landlord shall construct certain modifications to the interior of the New Space pursuant to the Approved Working Drawings in accordance with the following provisions of this Tenant Work Letter. The defined terms used in this Tenant Work Letter shall apply to the design and construction of the initial Tenant Improvements for the New Space, only, and the defined terms used in Exhibit B to the Original Lease shall have no application to the New Space or the design or construction of the initial Tenant Improvements for the New Space.

                                   SECTION 1
                                   ---------

                    CONSTRUCTION DRAWINGS FOR THE NEW SPACE
                    ---------------------------------------

     Prior to the execution of this First Amendment, Landlord and Tenant have approved a detailed space plan for the construction of certain improvements in the New Space, which space plan has been prepared by Ware & Malcomb Architects, dated March 31, 1999 (the "FINAL SPACE PLAN"). Based upon and in conformity with the Final Space Plan, Landlord shall cause an architect and engineers selected by Landlord to prepare and deliver to Tenant, for Tenant's approval, detailed specifications and engineered working drawings for the tenant improvements for the New Space shown on the Final Space Plan (the "WORKING DRAWINGS"). The Working Drawings shall incorporate modifications to the Final Space Plan as necessary to comply with the floor load and other structural and system requirements of the Building. To the extent that the finishes and specifications are not completely set forth in the Final Space Plan for any portion of the tenant improvements depicted thereon, the actual specifications and finish work shall be in accordance with the specifications for the Building's standard improvement package items, as determined by Landlord. Within five (5) business days after Tenant's receipt of the Working Drawings, Tenant shall approve or disapprove the same, which approval shall not be unreasonably withheld; provided, however, that Tenant may only disapprove the Working Drawings to the extent such Working Drawings are inconsistent with the Final Space Plan and only if Tenant delivers to Landlord, within such five (5) business day period, specific changes proposed by Tenant which are consistent with the Final Space Plan and do not constitute changes which would result in any of the circumstances described in items (i) through (iv) below. If any such revisions are timely and properly proposed by Tenant, Landlord shall cause its architect and engineers to revise the Working Drawings to incorporate such revisions and submit the same for Tenant's approval in accordance with the foregoing provisions, and the parties shall follow the foregoing procedures for approving the Working Drawings until the same are finally approved by Landlord and Tenant. Upon Landlord's and Tenant's approval of the Working Drawings, the same shall be known as the "APPROVED WORKING DRAWINGS". Once the Approved Working Drawings have been approved by Landlord and Tenant, Tenant shall make no changes, change orders or modifications thereto without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification would: (i) directly or indirectly delay the Substantial Completion of the New Space; (ii) increase the cost of designing or constructing the Tenant Improvements above the cost of the tenant improvements depicted in the Final Space Plan, unless Tenant agrees in writing to pay for such increased cost;
(iii) be of a quality lower than the quality of the standard improvement package items for the Building; and/or (iv) require any changes to the base, shell and core work or structural improvements or systems of the Building. The Final Space Plan, Working Drawings and Approved Working Drawings shall be collectively referred to herein as, the "CONSTRUCTION DRAWINGS". The tenant improvements for the New Space shown on the Approved Working Drawings shall be referred to herein as the "TENANT IMPROVEMENTS".

                              EXHIBIT B - Page 1

                                   SECTION 2
                                   ---------

            CONSTRUCTION OF AND PAYMENT FOR THE TENANT IMPROVEMENTS
            -------------------------------------------------------

     Landlord and Tenant hereby agree that Landlord shall, at Landlord's expense (except as provided in this Section 2), cause a contractor designated by Landlord (the "CONTRACTOR") to (i) obtain all applicable building permits for construction of the Tenant Improvements, and (ii) construct the Tenant Improvements as depicted on the Approved Working Drawings, in compliance with such building permits and all applicable laws in effect at the time of construction, including, without limitation, the Americans with Disabilities Act and Title 24, and in good workmanlike manner. Landlord shall pay for the cost of the design and construction of the Tenant Improvements in an amount up to, but not exceeding, the product of (i) the total usable square feet of space in the New Space (i.e., 14,596) and (ii) eighty-five percent (85%) of Landlord's original contract cost (excluding Tenant's Data Center Work and Landlord's Work, as those terms are defined in Exhibit B to the Original Lease) to construct the Tenant Improvements for the Original Premises divided by the number of usable square feet in the Original Premises (i.e., 32,338) (the "ALLOWANCE"). Tenant shall pay for all costs in excess of the Allowance (which shall include a Landlord supervision fee of our percent (4%) of such costs), which payment shall be made to Landlord in cash within ten (10) days after Tenant's receipt of invoice therefor from Landlord. In addition, to the extent any materials for the Tenant Improvements are other than Building standard (unless specifically designated in the Final Space Plan), Tenant shall pay for the cost of such non-Building standard materials (including a four percent (4%) Landlord supervision fee for such costs). In no event shall Landlord be obligated to pay for any of Tenant's furniture, computer systems, telephone systems, equipment or other personal property which may be depicted on the Construction Drawings; such items shall be paid for by Tenant. Tenant shall not be entitled to receive in cash or as a credit against any rental or otherwise, any portion of the Allowance not used to pay for the cost of the design and construction of the Tenant Improvements.

                                   SECTION 3
                                   ---------

                            SUBSTANTIAL COMPLETION
                            ----------------------
                          OF THE TENANT IMPROVEMENTS
                          --------------------------

     3.1  Substantial Completion.  For purposes of this First Amendment,
          ----------------------
"SUBSTANTIAL COMPLETION" of the New Space shall occur upon (i) the completion of construction of the Tenant Improvements in the New Space pursuant to the Approved Working Drawings, with the exception of any (A) punch list items (which shall be promptly completed) and (B) any tenant fixtures, work-stations, built-in furniture, systems or equipment to be installed by Tenant or under the supervision of Contractor; and (ii) the issuance of a certificate or temporary certificate of occupancy (or its equivalent) permitting occupancy of the New Space.

     3.2  Delay of the Substantial Completion of the New Space.  If there shall
          ----------------------------------------------------
be a delay or there are delays in the Substantial Completion of the New Space as a direct, indirect, partial, or total result of any of the following (collectively, "TENANT DELAYS"):

          3.2.1 Tenant's failure to timely approve the Working Drawings or any other matter requiring Tenant's approval;

          3.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease (as amended by this First Amendment);

          3.2.3 Tenant's request for changes in any of the Construction Drawings (other than changes to cause the Working Drawings to be consistent with the Final Space Plan);

          3.2.4 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the New Space (but only if Landlord notifies Tenant at the time of Tenant's selection of such items or within a reasonable period of time thereafter, of such unavailability),

                              EXHIBIT B - Page 2
as set forth in the First Amendment, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

          3.2.5 Changes to the base, shell and core work, structural components or structural components or systems of the Building required by the Approved Working Drawings; or

          3.2.6 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or First Amendment and regardless of the actual date of Substantial Completion of the New Space, the New Space Commencement Date (as set forth in Section 2 of the First Amendment) shall be deemed to be the date the New Space Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred. Notwithstanding the foregoing, for purposes of determining whether the New Space Commencement Date should be so accelerated, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided notice to Tenant (the "Delay Notice"), specifying the action or inaction by Tenant which Landlord contends constitutes the Tenant Delay. If such action or inaction is not cured by Tenant within one (1) business day of receipt of such Delay Notice (the "Grace Period"), then a Tenant Delay, as set forth in such Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Grace Period; provided that Tenant shall only be permitted an aggregate of three (3) days of Grace Period and, thereafter, a Tenant Delay shall commence upon the delivery of the Delay Notice to Tenant.

                                   SECTION 4
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the New Space, Contractor shall allow Tenant access to the New Space at least thirty (30) days prior to Substantial Completion thereof for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the New Space. Prior to Tenant's entry into the New Space as permitted by the terms of this Section 4, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Premises, New Space and Real Property and against injury to any persons caused by Tenant's actions pursuant to this
Section 4.